SURGEONS DIVERSIFIED INVESTMENT FUND

                 CODE OF ETHICS FOR PRINCIPAL EXECUTIVE OFFICER
                         AND PRINCIPAL FINANCIAL OFFICER

I.    COVERED OFFICERS/PURPOSE OF THE CODE

      This code of ethics (the "Code") for Surgeons Diversified Investment Fund (the "Company") applies to the Company's principal executive officer, principal financial and principal accounting officer (the "Covered Officers") for the purpose of promoting:

      o honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

      o full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with, or submits to, the Securities and Exchange Commission (the "SEC") and in other public communications made by the Company;

      o     compliance  with  applicable   laws  and   governmental   rules  and
            regulations;

      o the prompt internal reporting of violations of the Code to an appropriate person or persons identified in this Code; and

      o     accountability for adherence to this Code.


      Each Covered Officer should adhere to a high standard of business ethics and should be sensitive to situations that may give rise to actual as well as apparent conflicts of interest.

II. COVERED OFFICERS SHOULD HANDLE ETHICALLY ACTUAL AND APPARENT CONFLICTS OF INTEREST

      OVERVIEW. A "conflict of interest" occurs when a Covered Officer's private interests interfere with the interests of, or his or her service to, the Company. For example, a conflict of interest would arise if a Covered Officer, or a member of his or her family, receives improper personal benefits as a result of his or her position with the Company.

      Certain conflicts of interest arise out of the relationships between Covered Officers and the Company and already are subject to conflict of interest provisions in the Investment Company Act of 1940, as amended (the "Investment Company Act") and the Investment Advisers Act of 1940, as amended (the "Investment Advisers Act"). For example, Covered Officers may not individually engage in certain transactions (such as the purchase or sale of securities or other property) with the Company because of their status as "affiliated persons" of the Company. The compliance programs and procedures of the Company or the Company's investment adviser (the "investment adviser") are designed to prevent, or identify and correct, violations of these provisions. This Code does not, and is not intended to, repeat or replace these programs and procedures, and such conflicts fall outside of the parameters of this Code.

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      Although  typically not  presenting an opportunity  for improper  personal benefit, conflicts may arise from, or as a result of, the contractual relationship between the Company and the investment adviser or a third party service provider of which a Covered Officer is also an officer or employee. As a result, this Code recognizes that the Covered Officers will, in the normal course of their duties (whether formally for the Company and/or for the
investment   adviser  or  a  third  party  service   provider)  be  involved  in
establishing policies and implementing decisions that will have different effects on the investment adviser or a third party service provider and the Company. The participation of the Covered Officers in such activities is inherent in the contractual relationship between the Company and the investment adviser or a third party service provider and is consistent with the performance by the Covered Officers of their duties as officers of the Company. The foregoing activities, if performed in conformity with the provisions of the Investment Company Act and the Investment Advisers Act, will be deemed to have been handled ethically.

      Other conflicts of interest are covered by this Code, even if such conflicts of interest are not subject to provisions in the Investment Company Act and the Investment Advisers Act. The overarching principle with respect to all conflicts of interest covered by this Code is that the personal interest of a Covered Officer should not be placed improperly before the interest of the Company.

      Each Covered Officer must:

      o not use personal influence or personal relationships improperly to influence investment decisions or financial reporting by the Company whereby the Covered Officer would benefit personally to the detriment of the Company;

      o not cause the Company to take action, or fail to take action, for the individual personal benefit of the Covered Officer rather than the benefit of the Company;

      o report at least annually any affiliations or other relationships that could potentially present a conflict of interest with the Company.

III.  DISCLOSURE AND COMPLIANCE

      Each Covered Officer should:

      o be familiar with the disclosure requirements generally applicable to the Company;

      o not knowingly misrepresent, or cause others to misrepresent, facts about the Company to others, whether within or outside the Company, including to the Company's management, and auditors, and to governmental regulators and self-regulatory organizations;

      o to the extent appropriate within the Covered Officer's area of responsibility and to the extent deemed necessary in the sole discretion of the Covered Officer, consult with other officers and employees of the Company and the investment adviser with the goal of promoting full, fair, accurate, timely and understandable disclosure in the reports and


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            documents  the  Company  files  with,  or submits to, the SEC and in other public communications made by the Company; and

      o promote compliance with the standards and restrictions imposed by applicable laws, rules and regulations.

IV.   REPORTING AND ACCOUNTABILITY

      Each Covered Officer must:

      o upon adoption of the Code (or after becoming a Covered Officer), affirm in writing to the Board that the Covered Officer has received, read and understands this Code;

      o annually thereafter affirm to the Board that the Covered Officer has complied with the requirements of this Code;

      o not retaliate against any other Covered Officer or any employee of the Company or its affiliated persons for reports of potential violations of this Code that are made in good faith; and

      o notify the Secretary promptly if the Covered Officer knows of any violation of this Code. Failure to do so is itself a violation of this Code.

      The Chief Legal Officer is responsible for applying this Code to specific situations in which questions are presented under it and has the authority to interpret this Code in any particular situation. The Chief Legal Officer is authorized to consult, as appropriate, with counsel to the Company, and is encouraged to do so. However, any approvals or waivers(1) must be considered by the trustees of the Company who are not "interested persons," as defined by
Section 2(a)(19) of the Investment Company Act, of the Company (the "Independent Trustees").

      The Company will follow these procedures in investigating and enforcing this Code:

      o The Chief Legal Officer will endeavor to take all appropriate action to investigate any reported potential violations reported to her;

      o if, after such investigation, the Chief Legal Officer believes that no violation has occurred, the Chief Legal Officer is not required to take any further action;

      o any matter that the Chief Legal Officer believes is a violation will be reported to the Independent Trustees;

      o if the Independent Trustees concur that a violation has occurred, the Chief Legal Officer will inform and make a recommendation to the Company's board of trustees (the "Board"), which will consider appropriate action, which may include a review of, and appropriate modifications to, applicable Company policies and procedures; notification to appropriate personnel of the investment adviser or other relevant service

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(1) For this purpose,  the term "waiver" includes the approval by the Company of a material departure from a provision of this Code or the Company's failure to take action within a reasonable period of time regarding a material departure from a provision of this Code that has been made known to the Company's management.


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

            provider; or such other action as the Independent Trustees consider appropriate, including a recommendation to dismiss the Covered Officer; and

      o any changes to or waivers of this Code will, to the extent required, be disclosed as provided by SEC rules.

V.    OTHER POLICIES AND PROCEDURES

      This Code shall be the sole code of ethics adopted by the Company for purposes of Section 406 of the Sarbanes-Oxley Act of 2002 and the rules and forms applicable to registered investment companies thereunder. Insofar as other policies or procedures of the Company, investment adviser, principal underwriter or service providers govern or purport to govern the behavior or activities of the Covered Officers who are subject to this Code, they are superseded by this Code to the extent that they overlap or conflict with the provisions of this Code. The Company's and the investment adviser's and the principal underwriter's codes of ethics under Rule 17j-1 under the Investment Company Act are separate requirements applying to the Covered Officers and others, and are not part of this Code.

VI.   AMENDMENTS

      Any amendment to this Code must be approved or ratified by the Board, including a majority of the Independent Trustees.

VII.  CONFIDENTIALITY

      All reports and records relating to the Company prepared or maintained pursuant to this Code will be considered confidential and shall be maintained and protected accordingly. Except as otherwise required by law or this Code, such matters shall not be disclosed to anyone other than the investment adviser, Board, and counsel to the Company.

VIII. INTERNAL USE

      This Code is intended solely for the internal use by the Company and does not constitute an admission, by or on behalf of the Company, as to any fact, circumstance, or legal conclusion.

Date: July 21, 2006


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                 CODE OF ETHICS FOR PRINCIPAL EXECUTIVE OFFICER
                         AND PRINCIPAL FINANCIAL OFFICER

                            CERTIFICATE OF COMPLIANCE

      I hereby certify that I have received, read and understand the Code of Ethics for Principal Executive Officer and Principal Financial Officer. I further certify that I will comply with the requirements of the Code.


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                                           Signature


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                                           Name (Please Print)


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                                           Date


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